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                                                                    EXHIBIT 10.3

                                                               19 November 2004.

The Directors
UTi Worldwide Inc
1 North Reef Road
Bedfordview

Attention: L R Samuel

Dear Sirs

BANKING FACILITIES

Nedbank Limited ("Nedbank") is pleased to continue to offer the following banking facilities to UTi Logistics (Proprietary) Limited, Pyramid Freight (Proprietary) Limited, UTi South Africa (Proprietary) Limited, International Healthcare Distributors (Proprietary) Limited and Kite Logistics (Proprietary) Limited (collectively referred to as "the Borrower" or, if the context is appropriate, any one or more of them) on the terms and conditions contained herein.

1.       AGGREGATE AMOUNT OF FACILITIES:

         R480 000 000,00 (four hundred and eighty million rand).

2. UTi SOUTH AFRICA (PROPRIETARY) LIMITED, Registration Number 2004/015747/07 ("UTi SA").

         FACILITIES:

         2.1      MULTI OPTION FACILITY

                  A multi option facility for an amount of up to R250 000 000,00 (two hundred and fifty million rand), which may be availed of, subject to the terms and conditions of this facility, by means of one or more of the following instruments, namely:

                  Direct Facilities:

                  2.1.1    Overdraft; and/or

                  2.1.2    Bankers' Acceptances; and/or

                  2.1.3    Overnight Loans; and/or

                  2.1.4    Foreign Finance.

         2.2      INDIRECT FACILITY

                  Letters of guarantee for an amount of up to R150 000 000,00 (one hundred and fifty million rand).

         2.3      DERIVATIVE FACILITY

                  Forward exchange contracts for an amount of up to R10 000 000,00 (ten million rand), being 10% (ten percent) of the amount of the forward exchange contracts.

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         2.4      ELECTRONIC BANKING FACILITY

                  2.4.1    Nedinform/Nedexec.

                  This facility is governed by the terms and conditions set out in a separate agreement concluded between Nedbank and the Borrower, as may be amended from time to time.

         2.5      ASSET BASED FINANCE FACILITY

                  An asset based finance facility of an amount of up to R70 000 000,00 (seventy million rand), the terms and conditions of which are more fully set out in separate agreements and security documents entered into between the Borrower and Nedbank, as may be amended from time to time.

3. PYRAMID FREIGHT (PROPRIETARY) LIMITED, Registration Number 1987/003687/10 ("Pyramid").

         Pyramid may utilise the facilities referred to in clauses 2.1 to 2.5 above.

4. UTi LOGISTICS (PROPRIETARY) LIMITED, Registration Number 1987/003821/10 ("VTi Logistics").

         UTi Logistics may utilise the facilities referred to in clauses 2.1 to
         2.5 above.

5. INTERNATIONAL HEALTHCARE DISTRIBUTORS (PROPRIETARY) LIMITED, Registration Number 1990/003736/07 ("International Healthcare").

         International Healthcare may utilise the facilities referred to in clauses 2.1 to 2.5 above.

6. KITE LOGISTICS (PROPRIETARY) LIMITED, Registration Number 1997/000039/07 ("Kite").

         Kite may utilise the facilities referred to in clause 2.2 above.

7.       SECURITY HELD:

         Nedbank confirms that it holds the following security for the facility, namely -

         7.1 a deed of cession in terms of which Pyramid cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by Pyramid of all its obligations under the facility;

         7.2 a deed of cession in terms of which UTi Logistics (formerly known as Sun Couriers (Proprietary) Limited) cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by UTi Logistics of all its obligations under the facility;

         7.3 a document in terms of which Pyramid agrees that any credit balances in any banking accounts held with Nedbank may be set off against the indebtedness of Pyramid to Nedbank under the facility from time to time;

         7.4 a document in terms of which UTi Logistics agrees that any credit balances in any banking accounts held with Nedbank may be set off against the indebtedness of UTi Logistics to Nedbank under the facility from time to time;

         7.5 a guarantee on Nedbank's standard terms and conditions given by Sun Couriers (Proprietary) Limited (now known as UTi Logistics) in terms of which Sun Couriers (Proprietary) Limited (now known as UTi Logistics) binds itself as guarantor for the due and punctual fulfilment by Pyramid of its obligations under the facility;

         7.6 a deed of suretyship on Nedbank's standard terms and conditions given by Goddard Company Limited BVI in terms of which Goddard Company Limited BVI binds itself as surety for and co-principal debtor in solidum with Pyramid for the due and punctual fulfilment by Pyramid of its obligations under the facility;

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         7.7      a deed of suretyship on Nedbank's standard terms and
                  conditions given by Union Transport Incorporated (BVI) (now known as UTi Worldwide Inc.) in terms of which Union Transport Incorporated (BVI) (now known as UTi Worldwide Inc.) binds itself as surety for and co-principal debtor in solidum with Pyramid for the due and punctual fulfilment by Pyramid of its obligations under the facility;

         7.8 a deed of suretyship on Nedbank's standard terms and conditions given by Goddard Company Limited BVI in terms of which Goddard Company Limited BVI binds itself as surety for and co-principal debtor in solidum with Sun Couriers (Proprietary) Limited (now known as UTi Logistics) for the due and punctual fulfilment by Sun Couriers (Proprietary) Limited (now known as UTi Logistics) of its obligations under the facility;

         7.9 a deed of suretyship on Nedbank's standard terms and conditions given by Union Transport Incorporated (BVI) (now known as UTi Worldwide Inc.) in terms of which Union Transport Incorporated (BVI) (now know as UTi Worldwide Inc.) binds itself as surety for and co-principal debtor in solidum with Sun Couriers (Proprietary) Limited (now known as UTi Logistics) for the due and punctual fulfilment by Sun Couriers (Proprietary) Limited (now known as UTi Logistics) of its obligations under the facility;

         7.10 a guarantee on Nedbank's standard terms and conditions given by Pyramid in terms of which Pyramid binds itself as guarantor for the due and punctual fulfilment by Sun Couriers (Proprietary) Limited (now known as UTi Logistics) of its obligations under the facility;

         7.11 a guarantee on Nedbank's standard terms and conditions given by Marine Link (Proprietary) Limited in terms of which Marine Link (Proprietary) Limited binds itself as guarantor for the due and punctual fulfilment by Sun Couriers (Proprietary) Limited (now known as UTi Logistics) of its obligations under the facility;

         7.12 a guarantee on Nedbank's standard terms and conditions given by Sun Couriers (Proprietary) Limited (now known as UTi Logistics) in terms of which UTi Logistics binds itself as guarantor for the due and punctual fulfilment by Marine Link (Proprietary) Limited of its obligations under the facility.

8.       SECURITY REQUIRED:

         The making available of the facility to the Borrower shall be subject to the resolutive condition that if the following documents are not furnished to Nedbank, in a form acceptable to Nedbank, on or before 15 December 2004, namely

         8.1 a deed of suretyship on Nedbank's standard terms and conditions given by UTi Worldwide Inc in terms of which UTi Worldwide Inc binds itself as surety for and co-principal debtor in solidum with UTi SA for the due and punctual fulfilment by UTi SA of its obligations under the facility;

         8.2 a cross deed of suretyship given by each of UTi SA, International Healthcare, Kite, Pyramid, UTi Logistics, Deldevco Properties (Proprietary) Limited, Portion 118 Rietfontein (Proprietary) Limited, Chilltrac (Proprietary) Limited, Co-ordinated Material Handling (Proprietary) Limited, Illanga Freight (Proprietary) Limited, Sun Exco (Proprietary) Limited and Marine Link (Proprietary) Limited (collectively referred to as "the sureties", or if the context is appropriate any one or more of them) in terms of which each of the sureties bind themselves as surety for and co-principal debtor in solidum with each other for the due and punctual fulfilment by the other of them in respect of their obligations under the facility;

         8.3 a deed of cession in terms of which UTi SA cedes to Nedbank all of its right, title and interest in and to its debtors as security for the due and punctual fulfilment by UTi SA of all its obligations under the facility;

         8.4 a duly signed subordination agreement, in terms of which all inter-company loans in an amount of R560 000 000,00 (five hundred and sixty million rand) made to UTi SA be subordinated in favour of Nedbank, whether now or in the future, then the facility shall become immediately due and payable and Nedbank shall be entitled (but not obliged) to exercise all of the rights set out in clause 17.2 of the appendix to this letter.

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9.       CONDITIONS:

         9.1 The facility is subject to annual review once the consolidated audited annual financial statements of the Borrower become available, but in any event within 120 (one hundred and twenty) days after the end of each reporting period of the Borrower.

         9.2 the Borrower shall furnish to Nedbank a detailed debtors' list on a monthly basis and in any event by not later than the 7th (seventh) business day of the month following that to which the debtors' list relates.

         9.3 The terms and conditions set out in the appendix attached hereto are applicable to the facility in general and to the relevant instruments offered to the Borrower, provided however that, in respect of the facilities referred to in clauses 2.4 and 2.5, if there is a conflict between the provisions of the separate agreements governing these facilities and the terms and conditions of the appendix, the provisions contained in the separate agreements shall prevail.

         9.4 The facilities offered to the Borrower in the facility letter relate to the facilities offered by the Corporate Banking Division of Nedbank. There may be other facilities offered to the Borrower by other entities within the Nedcor Group of Companies that are not included in the facility letter, which other facilities will be governed by the terms and conditions of separate agreements entered into between the Borrower and that entity.

         9.5 The facilities referred to in clauses 2.1 to 2.5 shall be referred to collectively as "the facility" in this facility letter and the appendix hereto.

         9.6 Notwithstanding anything to the contrary contained in this facility letter and the appendix hereto, any unremedied breach of the facility, provided that if a remedy period has been provided for, in respect of the breach, which has not been remedied within the specified period after the despatch of a notice by Nedbank calling on the Borrower to remedy the breach, will result in the facility being payable on demand.

         9.7 In the event that the facility is terminated and/or repaid by the Borrower, Nedbank shall be entitled to terminate any other services rendered by Nedbank to the Borrower.

         9.8 Nedbank reserves the right to place the facility, in whole or in part, with any Nedcor Company (as defined in the appendix hereto) and to disclose to that Nedcor Company any financial information which may be required to support such placing. For purposes of this facility letter, "Nedbank" means collectively Nedbank and any Nedcor Company or, if the context is appropriate, any one or both of them.

10.      REPLACEMENT:

         The offer contained in this letter supersedes all previous offers of banking facilities from Nedbank to the Borrower and/or any of its subsidiaries. In the event that a separate agreement for banking facilities (in terms of a separate facility letter) has been entered into with any of the Borrower's subsidiaries, the offer contained in this letter shall not supersede the offer in that separate facility letter.

11.      EXPIRY DATE:

         The offer contained in this letter is open for acceptance until 31 December 2004. If the offer is not accepted by the Borrower on or before that date, the offer shall lapse and this letter shall be of no force and effect.

Should any aspect of this letter require clarification, please contact Francis Brand on 011 294-3158.

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If the terms of this letter are acceptable to the Borrower, kindly have an authorised official of the Borrower sign the attached duplicate original of this letter and return it to Nedbank, together with a resolution of the board of directors of the Borrower authorising the signing official to accept the facility on behalf of the Borrower.

Yours faithfully

/s/ Neville Stanleg Stemmett /s/ Estelle Morgenrood /s/ Francis Dominique Brand
---------------------------- ----------------------- ---------------------------
N S STEMMETT                   E MORGENROOD          F BRAND
CREDIT EXECUTIVE         SENIOR MANAGER        HEAD:  CORPORATE BANKING
CORPORATE &              CORPORATE &           TEAM
INTERNATIONAL CREDIT     INTERNATIONAL CREDIT

ACCEPTED ON THIS 6th DAY OF December 2004.

/s/ Leslie Frank
-----------------------
For and on behalf of:
UTi SOUTH AFRICA (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS 6th DAY OF December 2004.

/s/ Leslie Frank
-----------------------
For and on behalf of:
PYRAMID FREIGHT (PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS 6th DAY OF December 2004.

/s/ Peet van der Schyff
-----------------------
For and on behalf of:
UTi LOGISTICS (PROPRIETARY) LIMITED
(who hereby warrants his authority)

ACCEPTED ON THIS 6th DAY OF December 2004.

/s/ Warren Elsworth
-----------------------
For and on behalf of:
INTERNATIONAL HEALTHCARE
DISTRIBUTORS (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

                                                                               5
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ACCEPTED ON THIS 6th DAY OF December 2004.

/s/ Warren Elsworth
-------------------------
For and on behalf of:
KITE LOGISTICS (PROPRIETARY)
LIMITED
(who hereby warrants his authority)

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                                    APPENDIX

SECTION 1 - GENERAL TERMS

1.       INTERPRETATION

         The headings of the clauses in this appendix are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this appendix nor any clause hereof. Unless a contrary intention clearly appears -

         1.1      words importing -

                  1.1.1    any one gender includes the other two genders;

                  1.1.2    the singular include the plural and vice versa; and

                  1.1.3 natural persons include corporate entities (corporate or unincorporated) and the state and vice versa;

         1.2 the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

                  1.2.1 "BANKS ACT" means the Banks Act, No. 94 of 1990, as amended;

                  1.2.2 "BORROWER" means UTi Logistics (Proprietary) Limited, Pyramid Freight (Proprietary) Limited, UTi South Africa (Proprietary) Limited, International Healthcare Distributors (Proprietary) Limited and Kite Logistics (Proprietary) Limited (collectively referred to as "the Borrower" or, is the context is appropriate, any one or more of them);

                  1.2.3 "BUSINESS DAY" means any day other than a Saturday, Sunday, proclaimed public holiday in the Republic of South Africa or a day on which commercial banks in the Republic of South Africa generally are not open for business;

                  1.2.4 "COMPANIES ACT" means the Companies Act, No. 61 of 1973, as amended;

                  1.2.5 "FACILITY LETTER" means the letter to which this appendix is attached;

                  1.2.6    "FINANCIAL STATEMENTS" means -

                           1.2.6.1 the most recent audited annual financial statements of the Borrower and/or surety and/or guarantor, consolidated, if applicable and prepared in accordance with generally accepted accounting principles;

                           1.2.6.2 the most recent unaudited interim financial statements of the Borrower and/or surety and/or guarantor, consolidated, if applicable;

                           1.2.6.3 the most recent management accounts of the Borrower and/or surety and/or guarantor, consolidated, if applicable, which have been furnished to Nedbank;

                  1.2.7 "GUARANTORS" means any guarantor of the obligations of the Borrower to Nedbank under or in respect of or arising from the facility;

                  1.2.8 "INCOME TAX ACT" means the Income Tax Act, No. 58 of 1962, as amended;

                  1.2.9 "INSOLVENCY ACT" means the Insolvency Act, No. 24 of 1936, as amended;

                  1.2.10 "MATERIAL ADVERSE EFFECT" means a material adverse change in the condition (financial or otherwise) and/or the business, assets and operations of the Borrower and/or any sureties or guarantors, if any, as the case may be, which change, in the reasonable opinion of Nedbank, prevents or aggravates the Borrower's ability to perform or observe, in the normal course, its obligations arising from or in terms of the facility and/or prevents or aggravates the ability of any sureties or guarantors, as the case may be, to perform or observe, in the normal course, their obligations arising from or in terms of any suretyship or guarantee, as the case may be, or affects the validity or enforceability of the facility letter or the rights and remedies of Nedbank hereunder;

                  1.2.11 "NACM" means nominal annual compounded monthly in arrear;

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                  1.2.12   "NEDBANK" means collectively Nedbank Limited
                           (Registration Number 1951/000009/06), a company duly registered and incorporated in accordance with the law of South Africa and any Nedcor Company or, if the context is appropriate, any one or both of them;

                  1.2.13 "NEDCOR COMPANY" means any subsidiary (as defined in the Companies Act) of Nedcor Limited;

                  1.2.14 "OFFER" means the offer of banking facilities made by Nedbank to the Borrower in the facility letter;

                  1.2.15 "OUTSTANDING AMOUNT" means the aggregate amount by which the facility has been drawn down from time to time, together with all accrued and capitalised interest thereon, if any, together with any and all other amounts that may be due and payable by the Borrower to Nedbank;

                  1.2.16 "PARTIES" means collectively the Borrower, Nedbank or, if the context is appropriate, any one or more of them and shall include any other signatory hereto;

                  1.2.17 "PRIME RATE" means the publicly quoted rate of interest as certified by any manager (whose appointment or authority or designation it shall not be necessary to prove) of Nedbank at which Nedbank lends in South African Rands to its borrowers in general from time to time, on the basis of such interest being calculated daily on a 365 (three hundred and sixty five) day year and compounded monthly in arrear, irrespective of whether or not the year in question is a leap year;

                  1.2.18 "REPO RATE" means, on any particular day, the fixed repo tender rate applicable on that day quoted by the SARB;

                  1.2.19 "SURETY" means any surety for the obligations of the Borrower to Nedbank under or in respect of or arising from the facility;

                  1.2.20   "SARB" means the South African Reserve Bank;

         1.3 save as defined herein or where the context clearly indicates to the contrary, terms defined in the facility letter shall bear the meanings ascribed to them herein, when used in this appendix;

         1.4 when any number of days is prescribed in this appendix, same shall be reckoned inclusively of the first and exclusively of the last day, unless the last day falls on a day which is not a business day, in which case the last day shall be the next succeeding business day;

         1.5 where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

         1.6 where any term is defined within the context of any particular clause in this appendix, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this appendix, notwithstanding that that term has not been defined in this interpretation clause;

         1.7 the expiration or termination of the facility letter and this appendix shall not affect such of the provisions of the facility letter and this appendix as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.       BINDING AGREEMENT

         In respect of overdraft and overnight loan facilities, acceptance of the offer shall create a binding agreement between the Borrower and Nedbank. In respect of other instruments offered in the facility letter, acceptance of the offer will create a binding agreement between the Borrower and Nedbank, subject to the signature by the Borrower of Nedbank's standard terms relating to the relevant instrument.

3.       FLEXIBILITY

         Unless otherwise agreed by the parties, and subject to the availability of a particular instrument at a particular time, the Borrower shall be entitled to utilise any or all of the instruments offered in the facility letter up to the amount of the limit or the sub-limit, as the case may be, pertaining to a particular instrument set out in the facility letter from time to time, provided that instruments with a fixed maturity date shall continue up to such maturity date.

4.       UNAVAILABILITY OF INSTRUMENTS

         Should:

         4.1 there be any change in legislation or in the departmental practice of any authority and, in particular, without derogating from the generality of the aforegoing, any change in the Income Tax Act, or the Banks Act or any regulations made in terms thereof, or in the interpretation or application of any such legislation or departmental practice, by any court or competent official; and/or

         4.2 there be any change in banking practice as it affects or is applied by or to Nedbank and any other financial institutions generally registered as such in the applicable jurisdiction; and/or

         4.3      any other event occurs which is beyond the control of Nedbank,

         with the result that any instrument offered in the facility letter is no longer made available by Nedbank ("AN AFFECTED INSTRUMENT"), then Nedbank shall notify the Borrower in writing that the affected instrument will no longer be made available to the Borrower and the Borrower shall, within 3 (three) business days, unless otherwise agreed between the parties of the despatch of such notice, elect:

         4.4 to replace the affected instrument with any one or more of the other instruments offered in the facility letter; and/or

         4.5      to settle the amount owing under the affected instrument.

5.       EARLY REPAYMENT

         No early repayment of any instrument shall be allowed unless Nedbank agrees thereto, subject to any penalty which Nedbank may impose at that time.

6.       COMMITMENT FEE

         Nedbank reserves the right to charge its standard commitment fee prevailing from time to time on the daily unutilised portion of the facility. Such fee shall be payable by the Borrower monthly in arrear.

7.       INTEREST

         All interest, charges, commission, costs and fees which are payable by the Borrower to Nedbank shall be paid in the currency of the relevant instrument and, unless discharged directly by the Borrower, shall be paid out of any current account of the Borrower held at Nedbank. The Borrower hereby authorises Nedbank to debit and deduct such interest, charges, commissions, costs and fees to such current account.

8.       PENALTY INTEREST

         8.1 All and any amounts owing to Nedbank which are not paid on the due date therefor or any excess over any limit or sub-limit set out in the facility letter, as the case may be, shall bear interest at a rate of 2% (two percent) per annum above the higher of the repo rate or the prime rate, calculated from the due date therefor or the date on which any excess occurred, as the case may be, until the date of actual payment thereof by the Borrower to Nedbank.

         8.2 All and any amounts owing to Nedbank under the foreign finance facility which are not paid on the due date therefor or any excess over any foreign finance limit or sub-limit, as the case may be, shall bear interest at the prevailing penalty interest rate of Nedbank in respect of such foreign finance from time to time, calculated from the due date thereof or the date on which any excess occurred, as the case may be, until the date of receipt of such amounts by Nedbank.

9.       FREE OF DEDUCTION

         All amounts to be paid by the Borrower to Nedbank shall be made free and clear of deduction or set-off. Should the Borrower be compelled by law to withhold or deduct any taxes or other charges from any amounts payable to Nedbank, the amounts so payable by the Borrower to Nedbank shall be increased to the extent necessary to ensure that Nedbank receives the amounts payable, free of such withholding or deduction.

10.      ALLOCATION OF PAYMENTS

         Nedbank will be entitled to allocate all and any payments by the Borrower, after deduction of costs, to any indebtedness of the Borrower to Nedbank and the Borrower waives all and any rights that it may have to name the debt in respect of which such payment is made.

11.      CHANGE IN CIRCUMSTANCES

         If at any time -

         11.1 any new law, ruling, regulation or practice is promulgated, given or adopted; and/or

         11.2 there are any changes to any present or future law, ruling, regulation or practice; and/or

         11.3 there are any changes in the interpretation, application or administration of any law, ruling, regulation or practice by any relevant monetary or fiscal authority or court or competent official; and/or

         11.4 there are any amendments to the Banks Act or the Income Tax Act or the legislation applying to financial institutions generally registered as such in the relevant jurisdiction; and/or

         11.5 there is any compliance by Nedbank with any directive or request, whether or not having the force of law, from any monetary or fiscal authority or court or competent official; and/or

         11.6     any other event occurs which is beyond the control of Nedbank,

         that would -

         11.7 subject Nedbank to any taxes, duties or other charges in respect of the facility or change the basis of taxation of Nedbank in respect of payments of capital or interest payable to Nedbank and such taxes, duties or other charges are applicable to financial institutions generally registered as such in the applicable jurisdiction; or

         11.8 impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of, or credit extended by Nedbank, which reserve, special deposit or similar requirement against assets or deposits is applicable to financial institutions generally registered as such in the applicable jurisdiction; or

         11.9 impose on Nedbank any other obligation or condition affecting the cost of Nedbank of maintaining or funding the facility, which obligation or condition is applicable to financial institutions generally registered as such in the applicable jurisdiction, and the result of any of the above is to increase or reduce the net after tax cost to Nedbank of maintaining or funding the facility or increases or reduces the net after tax return to Nedbank in respect of maintaining or funding the facility, then Nedbank shall be entitled to determine a fee to place Nedbank in the same position in which it would have been if such increase or reduction had not taken place. Such fee shall be payable by the Borrower on demand.

12.      PLACING

         Nedbank reserves the right to place the facility in whole or in part with any Nedcor Company and to disclose to that Nedcor Company any financial information which may be required to support such placing.

13.      EXCHANGE CONTROL APPROVAL

         Where applicable, the Borrower shall comply with the requirements of the Exchange Control Department of the SARB and shall furnish proof of such compliance to Nedbank on request.

14.      OFFSHORE BUSINESS OR ACTIVITIES

         14.1 Except for existing business, the Borrower shall notify Nedbank before:

                  14.1.1   The Borrower makes any offshore investment; or

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                  14.1.2   The Borrower issues a guarantee or binds itself as
                           surety and/or co-principal debtor for the debts of a third party, which will have inter alia the effect of (but not limited to) encumbering the Borrower's assets, financial status or balance sheet.

         14.2     Nedbank reserves the right to:

                  14.2.1 Call for further and/or detailed information regarding the Borrower's offshore business, business enterprises, activities, investments and review the banking facilities offered to the Borrower.

                  14.2.2 Call for an audit on the Borrower's financial status to investigate and/or confirm disclosures to Nedbank, and the possible encumbrance of the Borrower's assets, financial status or balance sheet.

15.      UNDERTAKINGS

         The Borrower undertakes:

         15.1     to furnish Nedbank with -

                  15.1.1 its audited annual financial statements and those of each guarantor/surety within 120 (one hundred and twenty) days after the end of each financial year;

                  15.1.2 all other financial information with which a shareholder is entitled to be furnished by the Borrower or each guarantor/surety, within 30 (thirty) days after such information has become available to the Borrower or each guarantor/surety;

         15.2 to maintain in full force and effect all governmental, tax, monetary and other approvals required to enable the Borrower to continue in its business and affairs;

         15.3 not to create or permit to subsist any mortgage, pledge, lien, charge, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security on any of its assets ("AN ENCUMBRANCE"), except for existing encumbrances, without the prior written consent of Nedbank, which consent shall not be unreasonably withheld if the encumbrances are in the normal course of business;

         15.4 immediately to notify Nedbank of any change in the present shareholding and/or ultimate beneficial control of the Borrower;

         15.5     promptly to inform Nedbank in writing of -

                  15.5.1 any occurrence of which it becomes aware which will or may adversely affect the Borrower's ability to perform or observe its obligations in terms of the facility; or

                  15.5.2 any occurrence of which it becomes aware which will or may adversely affect the ability of any surety to perform or observe its obligations in terms of any deed of suretyship; or

                  15.5.3 any occurrence of which it becomes aware which will or may adversely affect the ability of any guarantor to perform or observe its obligations in terms of the guarantee; or

                  15.5.4   of any event of default,

                  forthwith upon becoming aware thereof and will from time to time, if so requested by Nedbank confirm to Nedbank in writing that, save as otherwise stated in such confirmation, no such event of default has occurred and/or is continuing;

         15.6 to furnish Nedbank upon demand by Nedbank, with such information as Nedbank may reasonably require.

16.      WARRANTIES

         16.1     The Borrower represents and warrants to Nedbank that:

                  16.1.1 it is a corporation duly registered and existing under the laws of the Republic of South Africa;

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                  16.1.2   it has full power to perform and execute the facility
                           letter and has taken all necessary corporate and other actions to authorise the borrowings thereunder, including such steps as may be necessary to comply with the provisions of Article 60 of Table A or
                           Article 61 of Table B of the Companies Act, if applicable;

                  16.1.3 the facility constitutes legal, valid, binding and enforceable obligations of the Borrower;

                  16.1.4 no litigation, arbitration or administrative proceeding is presently in progress or, to the knowledge of the Borrower, pending or threatened against it or any of its assets, which relates to the facility or which would have a material adverse effect;

                  16.1.5 it is not a party to any agreement which has a material adverse effect on it or which is likely to have a material adverse effect on it;

                  16.1.6 it has good title to all its assets which are reflected in its financial statements and has not sold, transferred, exchanged, disposed of or otherwise alienate of any such assets;

                  16.1.7 its financial statements fairly represent the financial position of the Borrower and its subsidiaries, where applicable, and the consolidated results of its/their operations for that financial period, and that the financial statements have been prepared in accordance with generally accepted accounting principles in the Republic of South Africa, consistently applied, and that the Borrower has no significant liabilities, present or contingent, (including, without derogating from the generality of the aforegoing) liabilities for taxes or material forward or long term commitments, which are not disclosed or provided for in such financial statements;

                  16.1.8 there has been no material adverse effect on the Borrower since the date of its financial statements;

                  16.1.9 that all of the information supplied by the Borrower and any surety in connection with the facility letter is true, complete and accurate in all material aspects and the Borrower is not aware of any material facts or circumstances that have not been disclosed to Nedbank.

         16.2 The Borrower shall be deemed to represent and warrant that each of the representations and warranties is and shall be true and accurate throughout the duration of the facility, including any renewals or extensions thereof, and, in addition, that the financial statements delivered to Nedbank fairly represent the financial position of the Borrower or the consolidated financial position of the Borrower and its subsidiaries, as the case may be.

17.      BREACH

         17.1     A breach shall occur should:

                  17.1.1 the Borrower and/or any surety and/or any guarantor, as the case may be, commit an act of insolvency as defined in the Insolvency Act or an act defined in terms of section 344 of the Companies Act or an act which would, if the Borrower and/or any surety and/or any guarantor, as the case may be, were a natural person, be an act of insolvency as defined in the Insolvency Act; and/or

                  17.1.2 the Borrower and/or any surety and/or any guarantor, as the case may be, becomes unable or cease, for any reason whatsoever, to conduct its normal line of business in an ordinary and regular manner; and/or

                  17.1.3 the Borrower and/or surety and/or guarantor commit a breach of any of the terms and conditions of the facility, including non compliance with the covenants as set out in the facility letter, if any, or any other offer made or instrument offered pursuant to the facility; and/or

                  17.1.4 any material asset of the Borrower and/or any surety and/or any guarantor, as the case may be, be attached under writ of execution; and/or

                  17.1.5 the Borrower and/or any surety and/or any guarantor, as the case may be, dispose of a material portion of its undertakings or assets, whether voluntarily or involuntarily and whether in a single transaction or a series of transactions, except in the normal course of business, or the value of the assets of the Borrower and/or any surety and/or any guarantor, as the case may be, be materially reduced; and/or

                  17.1.6 the Borrower and/or any surety and/or any guarantor, as the case may be, be voluntarily or compulsorily placed under judicial management or wound up (whether provisionally or finally), removed from the register of companies or take steps for its voluntary winding up, or enter into or attempt to enter into a compromise, composition or arrangement with its creditors generally, or any class thereof; and/or

                  17.1.7 the ultimate beneficial control of the Borrower and/or any surety and/or any guarantor, as the case may be, change; and/or

                  17.1.8 a material change in the financial condition of the Borrower and/or any surety and/or any guarantor, as the case may be, occur, subsequent to the date of its financial statements which change will, in the opinion of the auditors of Nedbank, have a material adverse effect and/or adversely affect the Borrower's and/or surety's and/or guarantor's ability to perform or observe its obligations in terms of the deed of suretyship and/or the guarantee; and/or

                  17.1.9 any material indebtedness or obligation or any loan, debt or guarantee constituting indebtedness of the Borrower and/or any surety and/or any guarantor, as the case may be, become due and payable prior to its specified maturity by reason of default, or not be paid when due, whether or not Nedbank is concerned therewith; and/or

                  17.1.10 the Borrower and/or surety and/or guarantor acquire or attempt to acquire any shares in the issued share capital of its holding company or any of its own issued share capital or otherwise reduce its share capital, without the prior written consent of Nedbank, which shall not be unreasonably withheld; and/or

                  17.1.11 the Borrower and/or any surety and/or any guarantor fail to maintain in full force and effect, all government, tax, monetary and other approvals required to enable such Borrower and/or surety and/or guarantor to continue in its business and affairs; and/or

                  17.1.12 the Borrower and/or any surety and/or guarantor encumber any of its assets, except for existing encumbrances, without the prior written consent of Nedbank which consent shall not be unreasonably withheld if the encumbrances are in the normal course of business; and/or

                  17.1.13 a representation, warranty or statement made or repeated in connection with this agreement in any document delivered by or on behalf of the Borrower or any surety or any guarantor under or in connection with this facility letter be incorrect in any material respect when made or deemed to be made or repeated; and/or

                  17.1.14 it be or become unlawful for the Borrower and/or surety and/or guarantor to perform or comply with any or all of its obligations under this facility letter or any of the obligations of the Borrower and/or surety and/or guarantor hereunder not be or cease to be legal, valid, binding and enforceable or at any time it be or become unlawful for any Borrower and/or surety and/or guarantor to perform or comply with any or all of its obligations under the deed of suretyship or any of the obligations of the Borrower and/or surety and/or guarantor thereunder not be or cease to be legal, valid, binding and enforceable; and/or

                  17.1.15 any litigation, arbitration or administrative proceeding presently be in progress or, to the knowledge of the Borrower and/or surety and/or guarantor, pending or threatened against the Borrower and/or surety and/or guarantor, or any of any Borrower's and/or any surety's and/or any guarantor's assets, which would have a material adverse effect on the financial condition of the Borrower and/or surety and/or guarantor; and/or

                  17.1.16 the most recent audited annual financial statements of the Borrower and/or surety and/or guarantor not fairly represent the financial position of the Borrower and/or surety and/or guarantor and its subsidiaries, where applicable, and the results of their operations of that financial year, or should the said financial statements not have been prepared in accordance with generally accepted accounting principles of the Republic of South Africa, consistently applied, or should the Borrower and/or surety and/or guarantor have significant liabilities, present or contingent, including, without limitation, liabilities for taxes or material forward or long term commitments, which are not disclosed or provided for in such financial statements.

         17.2 Should a breach occur, and such breach is incapable of remedy or the Borrower fails to remedy such breach within 10 (ten) business days of the despatch of a notice by Nedbank calling upon the Borrower to remedy the breach, then Nedbank shall be entitled, without prejudice to any other rights or remedies which it may have:

                  17.2.1 to cancel the facility and to claim and recover from the Borrower all amounts owing under or in terms of or in connection with the facility, which amounts shall become immediately due and payable, together with penalty interest thereon; and/or

                  17.2.2 to appropriate any and all amounts standing to the credit of the Borrower in the books of Nedbank in reduction or liquidation of the amounts owing to Nedbank under or in terms of or in connection with the facility; and/or

                  17.2.3 to set-off the indebtedness of the Borrower to Nedbank under or in terms of or arising from the facility against any and all amounts standing to the credit of the Borrower in the books of Nedbank and for the purposes thereof, the parties hereby agree that, to the extent that any such indebtedness is or such amounts are in a currency other than Rands ("the foreign currency"), such indebtedness or amounts shall be converted from such foreign currency to Rands at the spot Rand/foreign currency rate quoted by Nedbank on the date of conversion.

18.      JURISDICTION

         The Borrower irrevocably submits and consents to the jurisdiction of the High Court of South Africa (Witwatersrand Local Division) for the purpose of any legal proceedings arising out of or in connection with the facility.

19.      GOVERNING LAW

         The facility shall be governed by and interpreted in accordance with the laws of the Republic of South Africa.

20.      CERTIFICATE

         A certificate signed by any manager for the time being of Nedbank (whose appointment and/or designation and/or authority it shall not be necessary to prove) shall be prima facie proof of all the facts and matters stated therein for all purposes in connection with the facility.

21.      COSTS

         All costs and expenses which Nedbank may incur in connection with the enforcement or preservation of any of its rights under the facility, including, without derogating from the generality of the aforegoing, all legal costs on an attorney and client scale, tracing fees and stamp duty, shall be borne by the Borrower and shall be payable on demand.

22.      DOMICILIUM CITANDI ET EXECUTANDI

         22.1 The parties choose as their domicilia citandi et executandi for all purposes under the facility, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:

                  22.1.1   The Borrower:

                           Physical:     1 North Reef Road
                                         Bedfordview.
                           Postal:       P O Box 1915
                                         Kempton Park, 1620.
                           Facsimile:    011 397-1122
                           Attention:    The Vice President Finance

                  22.1.2   Nedbank:

                           Physical:     135 Rivonia Road
                                         Corporate Place Block F
                                         Sandown
                                         Sandton, 2196.
                           Postal:       P O Box 1144
                                         Johannesburg, 2000
                           Facsimile:    (011) 294-1333

                           Attention:    The General Manager Corporate Credit

         22.2 Any party may by notice to the other parties change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs or its postal address or its facsimile number, provided that the change shall become effective on the 10th (tenth) business day from the deemed receipt of the notice by the other parties.

         22.3     Any notice to a party shall be in writing -

                  22.3.1 sent by registered post in a correctly addressed envelope to it at the postal address chosen as its domicilium citandi et executandi shall be deemed to have been received on the 5th (fifth) business day after posting; or

                  22.3.2 delivered by hand during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

                  22.3.3 transmitted by telex or facsimile to its chosen facsimile number stipulated in clause 22.1 shall be deemed to have been received on the business day following the date of transmission.

         22.4 Notwithstanding anything to the contrary herein contained, a notice or communication actually received by a party shall be an adequate notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

23.      WHOLE AGREEMENT

         23.1 Subject to any document required by Nedbank to be signed by the Borrower on the one hand and Nedbank on the other, the facility letter and this appendix constitute the whole agreement between the Borrower and Nedbank relating to the subject matter hereof, and there are no representations, warranties or undertakings given by the Borrower and/or Nedbank which are not recorded herein.

         23.2 No variation to or amendment or consensual cancellation of the facility letter or this appendix or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of the facility letter and this appendix and no settlement of any disputes arising under the facility letter and this appendix shall be binding unless recorded in a written document signed by the Borrower and Nedbank respectively.

         23.3 No extension of time or waiver of relaxation or suspension of any of the provisions or terms of the facility letter and this appendix or any agreement, bill of exchange or other documents issued or executed pursuant to or in terms of the facility letter and this appendix by Nedbank shall operate as an estoppel against Nedbank in respect of its rights under the facility letter and this appendix, nor shall it operate so as to preclude Nedbank thereafter from exercising its rights strictly in accordance with the facility letter and this appendix. Any such extension, waiver or relaxation or suspension shall be strictly construed as relating strictly to the matter in respect whereof if was made or given.

24.      SEVERABILITY

         Any provision in the facility letter and this appendix which is or may become illegal, invalid or unenforceable in any jurisdiction affected by the facility letter and the appendix shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the balance of the facility letter and appendix, without invalidating the remaining provisions of the facility letter and this appendix or affecting the validity or enforceability of such provision in any other jurisdiction.

25.      VARIATION OF TERMS

         No variation, addition or amendment of any of these terms shall be of any force or effect unless reduced to writing and signed by the Borrower on the one hand and Nedbank on the other.

26.      NO INDULGENCE

         No indulgence or extension of time shown by Nedbank to the Borrower shall operate as an estoppel or waiver of any rights against Nedbank.

27.      RENUNCIATION OF BENEFITS

         The Borrower expressly waives and renounces all the benefits from the legal exceptions non numeratae pecuniae, non causa debiti, errore calculi, revision of accounts, no value received and all the other legal benefits and exceptions, the meaning and effect of which exceptions the Borrower declares itself to be fully acquainted.

28.      MONITORING

         Nedbank is not obliged to monitor or verify the application of any amount borrowed pursuant to the facility letter and this appendix.

SECTION 2 - TERMS APPLICABLE TO SPECIFIC INSTRUMENTS

1.       OVERDRAFT

         1.1      Rate

                  Unless otherwise agreed in writing by the parties, the applicable rate will be the prime rate.

         1.2      Interest

                  Interest on the outstanding amount shall be calculated daily on the basis of a 365 (three hundred and sixty five) day year, irrespective of whether the year in question is a leap year and shall be payable monthly in arrear. Unless otherwise agreed in writing between the parties, interest shall be paid to Nedbank by the debiting of the Borrower's current account held at a Nedbank branch.

         1.3      Negotiable instruments

                  Nedbank reserves the right to request the Borrower to draw negotiable instruments in favour of Nedbank for an amount up to the outstanding amount, at no additional cost to the Borrower.

         1.4      Period

                  Notwithstanding anything to the contrary contained in the facility letter and this appendix or in any other agreement concluded between the parties, the facility available under this instrument is payable to Nedbank on demand.

2.       BANKERS' ACCEPTANCES

         2.1      Rate

                  Unless otherwise agreed in writing by the parties, the applicable rate shall be the discount rate quoted by Nedbank at the time of request by the Borrower for a rate, plus stamp duty and Nedbank's acceptance commission, expressed as a percentage and converted to a nacm rate.

         2.2      Discount Charges

                  Discount charges calculated at the above rate will be collected by Nedbank by deducting the amount thereof from the face value of the banker's acceptances at the time they are discounted.

         2.3      Period

                  The period of the banker's acceptances will be as advised by Nedbank to the Borrower from time to time.

         2.4      Conditions Precedent and Additional Terms

                  Bankers' acceptances may only be availed of by the Borrower after signed acceptance by the Borrower of a letter of credit from Nedbank and subject to the terms and conditions set out therein.

3.       OVERNIGHT LOANS

         3.1      Rate

                  The applicable rate shall be the rate quoted by Nedbank at the time of request by the Borrower for a rate or the date on which the draw down takes place, as the parties may agree, adjusted by Nedbank on a daily basis in line with market conditions, and as notified to the Borrower when the Borrower requests such notification of the rate.

         3.2      Interest

                  Interest on the outstanding amount shall be calculated daily on the basis of a 365 (three hundred and sixty five) day year, irrespective of whether the year in question is a leap year and shall be payable monthly in arrear. Unless otherwise agreed upon in writing by the parties, interest shall be paid to Nedbank by the debiting of the Borrower's current account at a Nedbank branch.

         3.3      Amount

                  This instrument is subject to the sub-limit set out in the facility letter, if any, or any other agreement entered into between the parties and is available only in tranches of R1 000 000,00 (one million Rand).

         3.4      Period

                  Notwithstanding anything to the contrary contained in the facility letter and this appendix or any other agreement concluded between the parties, the facility available under this instrument is payable to Nedbank on demand.

4.       FOREIGN FINANCE

         4.1      Rate

                  Unless otherwise agreed upon in writing by the Borrower and Nedbank, the applicable rate shall be the rate quoted by Nedbank at the time of request by the Borrower for a rate.

         4.2      Interest

                  Interest on the outstanding amount shall be calculated daily on the basis of a 360 (three hundred and sixty) day year, irrespective of whether the year in question is a leap year and shall be payable monthly in arrear. Interest is payable 6
                  (six) monthly in arrear or on prior maturity, whichever is the earlier.

         4.3      Amount

                  This instrument is subject to the sub-limit set out in the facility letter, if any, or any other agreement concluded between the Borrower and Nedbank. The outstanding amount under this instrument shall be calculated at the applicable exchange rate. The applicable exchange rate will be:

                  4.3.1 where the Borrower has a matching forward exchange contract, the forward exchange rate to which such forward exchange contract is subject; or

                  4.3.2 where the Borrower does not have a matching forward exchange contract (where such requirement has been waived by Nedbank), the spot rate, as determined by Nedbank, between South African Rand and the relevant currency from time to time.

         4.4      Period

                  The applicable period shall be that agreed upon in writing between the Borrower and Nedbank.

         4.5      Drawdown

                  Drawdown may only take place after 2 (two) business days' notice (whether in writing or otherwise) by the Borrower to Nedbank.

         4.6      Conditions Precedent

                  The facility available under this instrument is subject to:

                  4.6.1 evidence to the satisfaction of Nedbank that all requirements of the SARB have been met;

                  4.6.2    forward exchange contracts;

                  4.6.3    the availability of the relevant foreign currency;
                           and

                  4.6.4 the credit balance of any foreign advance account of the Borrower held with Nedbank (being a current account in which any foreign currency is held by the Borrower with Nedbank) being available for set-off by Nedbank against the indebtedness of the Borrower to Nedbank under the facility.

                  Nedbank shall be entitled to waive all or any of the conditions precedent.

         4.7      Risk

                  All exchange risks are for the account of the Borrower.

5.       FORWARD EXCHANGE CONTRACTS

         5.1      Rate

                  The applicable rate shall be the rate agreed upon between the parties, whether in writing or otherwise.

         5.2      Amount

                  This instrument is subject to the sub-limit set out in the facility letter, if any, or any other agreement concluded between the parties. The sub-limit is based on the percentage of the aggregate amount of each forward exchange contract (currently 10% (ten percent)) that Nedbank in its discretion deems to be the risk.

         5.3      Period

                  The applicable period will be that agreed upon in writing between the parties.

         5.4      Conditions Precedent

                  This instrument is subject to the signature by the Borrower of Nedbank's standard documentation relating to forward exchange contracts from time to time.

         5.5      Notification to the SARB

                  The Borrower shall present documents confirming the relevant forward exchange transaction to its branch of Nedbank for endorsement within 14 (fourteen) days from the date of conclusion of each forward exchange contract, in accordance with current exchange control policy. However, if the Borrower has given a corporate letter of undertaking to the SARB, the Borrower shall only be obliged to furnish to its branch of Nedbank a letter setting out details of the transaction underlying the forward exchange contract.

6.       LETTERS OF GUARANTEE

         6.1      Rate/Commission

                  The applicable rate or commission shall be the rate agreed in writing between the parties at the time of request for the issuance of a letter of guarantee.

         6.2      Amount

                  This instrument is subject to the sub-limit set out in the facility letter, if any, or in any other agreement concluded between the parties.

         6.3      Period

                  The applicable period shall be the period agreed upon at the time of request for the issue of a guarantee. Under no circumstances will Nedbank issue a guarantee which does not contain an expiry date or an ascertainable period.

         6.4      Nedbank's Obligations

                  Nedbank's obligations shall be limited to the payment of money. Unless otherwise agreed to in writing between the parties, all letters of guarantee will be payable on the beneficiary's first demand in writing and/or the presentation of the relevant guarantee to Nedbank.

         6.5      Condition Precedent

                  Guarantees will only be issued after the signature by the Borrower of Nedbank Counter-Indemnity (Form 8.8) in respect of each guarantee or Nedbank's Master Counter Indemnity Form, as the case may be.

         6.6      Other Terms

                  Other terms shall be negotiated by the parties at the time of request for the issue of a guarantee. The terms and conditions thereof must be acceptable to Nedbank.

7.       ASSET BASED FINANCE

         The facility available under this instrument is subject to the terms and conditions of Nedbank's standard documentation relating to asset based finance from time to time or the terms and conditions of separate agreement/s that may be concluded between Nedbank and the Borrower.

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8.       NEDINFORM/NEDEXEC

         The use of Nedinform and Nedexec by the Borrower is subject to the signature by the Borrower of Nedbank's standard Electronic Banking Services Agreement.

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